Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-205655) and Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-212366) of 8point3 Energy Partners LP of our report dated January 26, 2017, relating to the financial statements, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 26, 2017